                                                Filed Pursuant to Rule 424(B)(3)
                                                Registration No. 333-140436-22
SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MAY 29, 2007
TO PROSPECTUS DATED MAY 15, 2007)

                           $680,620,637 (APPROXIMATE)

                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-AF1
                                 ISSUING ENTITY

                       MORTGAGE PASS-THROUGH CERTIFICATES

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SPONSOR

     Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated May 29, 2007 (the "Prospectus Supplement"), the following revisions are hereby made as follows:

     (i) Footnote (3) on page S-2 is hereby amended by replacing "1.300%" under "Initial Rate" with "1.330%"; and

     (ii) The table on page S-3 under "Stack II" is hereby replaced in its entirety with the following:


                          CLASS AV-1    CLASS AV-2  CLASS AV-IO   CLASS MV-1   CLASS MV-2   CLASS MV-3  CLASS BV-1(11)
                         ------------  -----------  -----------  -----------  -----------  -----------  --------------


Initial Certificate
  Principal
  Balance(1):..........  $221,603,000  $24,622,000      (3)       $6,917,000   $4,522,000   $2,793,000    $2,394,000
Pass-Through Rate:.....       (2)          (2)          (3)          (4)          (4)          (4)            (4)
ERISA Eligible(5):.....       Yes          Yes          Yes          Yes          Yes          Yes            Yes
First Principal Payment
  Date(6):.............     6/2007        6/2007        N/A         6/2007       6/2007       6/2007        6/2007
Weighted Average Life
  At Issuance:
  to call (yrs.)(6):...      2.47          2.47         N/A          4.27         4.27         4.27          4.27
  to maturity
     (yrs.)(6):........      2.48          2.48         N/A          4.29         4.29         4.29          4.29
Expected Maturity (to
  call)(6):............     3/2012        3/2012        N/A         3/2012       3/2012       3/2012        3/2012
Expected Maturity (to
  maturity)(6):........     3/2016        3/2016        N/A         3/2016       3/2016       3/2016        3/2016
Last Scheduled
  Distribution
  Date(7):.............     6/2037        6/2037       6/2037       6/2037       6/2037       6/2037        6/2037
Interest Accrual
  Method(8):...........     30/360        30/360       30/360       30/360       30/360       30/360        30/360
Payment Delay:.........     24 days      24 days      24 days      24 days      24 days      24 days        24 days
Record Date(9).........       DD            DD           DD           DD           DD           DD            DD
Minimum
  Denominations(10)....     $25,000      $25,000      $25,000      $25,000      $25,000      $25,000        $25,000
Incremental
  Denominations........       $1            $1           $1           $1           $1           $1            $1
Anticipated Ratings
  (Moody's/S&P):.......     Aaa/AAA      Aaa/AAA      Aaa/AAA       Aa2/AA        A2/A       Baa2/BBB        NR/BB
CUSIP:.................   59024K AX 1  59024K AY 9  59024K AZ 6  59024K BA 0  59024K BB 8  59024K BC 6    59024K BD 4

                         CLASS BV-2(11)  CLASS BV-3(11)
                         --------------  --------------


Initial Certificate
  Principal
  Balance(1):..........    $1,729,000      $1,465,994
Pass-Through Rate:.....        (4)             (4)
ERISA Eligible(5):.....        Yes             Yes
First Principal Payment
  Date(6):.............      6/2007          6/2007
Weighted Average Life
  At Issuance:
  to call (yrs.)(6):...       4.27            4.27
  to maturity
     (yrs.)(6):........       4.29            4.29
Expected Maturity (to
  call)(6):............      3/2012          3/2012
Expected Maturity (to
  maturity)(6):........      3/2016          3/2016
Last Scheduled
  Distribution
  Date(7):.............      6/2037          6/2037
Interest Accrual
  Method(8):...........      30/360          30/360
Payment Delay:.........      24 days         24 days
Record Date(9).........        DD              DD
Minimum
  Denominations(10)....      $25,000         $25,000
Incremental
  Denominations........        $1              $1
Anticipated Ratings
  (Moody's/S&P):.......       NR/B            NR/NR
CUSIP:.................    59024K BE 2     59024K BF 9


     All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.


                                  ------------



                 The date of this Supplement is August 13, 2007.